Exhibit 10.16

RESTRICTED STOCK AGREEMENT

ICF CONSULTING GROUP, INC.

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of the 6th day of September, 2005 by and between ICF Consulting Group, Inc., a Delaware corporation (the “Company”), and Ellen Glover, the Executive Vice President of the Company (the “Executive”).

W I T N E S S E T H

WHEREAS, pursuant to the provisions of the ICF Consulting Group, Inc. 2005 Restricted Stock Plan (the “Plan”), the Company desires to award to the Executive restricted shares of the Company’s parent, ICF Consulting Group Holdings, Inc., (“Holdings)” common stock, par value $0.1 per share (“Common Stock”) in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined in this Agreement have the meanings ascribed to them in the Plan;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Terms of Award. The Company awards to the Executive sixteen thousand and five hundred (16,500) shares of Holdings Common Stock (the “Shares”) in accordance with the terms of this Agreement.

2. Provisions of Plan Controlling. The Executive specifically understands and agrees that the Shares are being awarded to the Executive pursuant to the Plan. The Executive acknowledges she has read, understands, and agrees to be bound by the Plan. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.

3. Shares Subject to Management Shareholders Agreement.

All of the Shares awarded hereunder are subject to the Management Shareholders Agreement dated November 26, 2004 (the “MSA”), a copy of which is attached hereto. The Executive agrees to be bound by the MSA and to execute a signature page to the MSA upon the request of the Company.

4. Restrictions on Transfer of Shares. Unvested Shares cannot be transferred by the Executive for any reason until they become vested, and vested Shares cannot be transferred by the Executive except in accordance with the terms of the MSA.

5. Vesting of Restricted Stock. The Shares shall vest according to the following schedule. In the event of a Change in Control (as defined in the Plan), all unvested Shares will vest automatically on the date of such Change in Control.

Vesting Date	Number of Shares that Vest
January 1, 2006	4,125
January 1, 2007	4,125
January 1, 2008	4,125
January 1, 2009	4,125

6. Voting and Other Rights of Shares. Except for the restrictions set forth in Sections 3, 4 and 5 above, the Executive will have any and all rights of a stockholder of Common Stock of Holdings, including voting rights, upon issuance of the Shares.

7. Additional Shares.

(a) If Holdings pays a stock dividend or declares a stock split on or with respect to any of its Common Stock, or otherwise distributes securities of Holdings to the holders of its Common Stock, the number of shares of stock or other securities of Holdings issued with respect to the Shares then subject to the restrictions contained in this Agreement will be added to the Shares subject to this Agreement. If Holdings distributes to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, will be added to the Shares subject to the restrictions contained in this Agreement.

(b) If the outstanding shares of Holding’s Common Stock are subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of Holdings, or if Holdings is a party to a merger, consolidation or capital reorganization, the Shares then subject to the restrictions contained in this Agreement immediately prior to such action will be replaced by such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization.

(c) Any shares issued, distributed or otherwise transferred to the Executive pursuant to this Section 7 will be subject to the vesting provisions of Section 5, but only to the same extent that the underlying shares attributable to the issuance, distribution or transfer under this Section 7 are subject to the provisions of Section 5.

8. Legends. All certificates representing the Shares to be issued to the Executive pursuant to this Agreement must contain a legend substantially as follows:

“The sale or other transfer of the Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the ICF

Consulting Group, Inc. Restricted Stock Plan. The rules of such Plan may be obtained from the Secretary of ICF Consulting Group, Inc.

“The shares represented by this certificate have been purchased for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) the transfer complies with all applicable state securities laws.”

9. No Obligation to Employ. This Agreement is not an employment agreement. The Company is not obligated by the Plan or this Agreement to continue the employment of the Executive.

10. Purchase for Investment. The Executive represents and warrants to the Company that she is acquiring the Shares for her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares.

11. Notices. Any notices required or permitted by the terms of this Agreement or the Plan must be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

To the Company:

ICF Consulting Group, Inc.

9300 Lee Highway

Fairfax, Va. 22031-1207

Attn: Corporate Secretary

To the Executive:

Ellen Glover

14016 Old Stage Road

Bowie, Maryland 20720

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice is deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

12. Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware.

13. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement will be for the benefit of and will be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

14. Entire Agreement. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement may affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement will be subject to and governed by the Plan.

15. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

16. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by both parties. No such waiver or consent will be deemed to be, or will constitute, a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Executive has hereunto set her hand, all as of the day and year first above written.

ICF CONSULTING GROUP

/s/ Sudhakar Kesavan
By:	Sudhakar Kesavan

EXECUTIVE: Ellen Glover

/s/ Ellen Glover